UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2007

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2007, Wright Express Corporation (the "Company") and Tod Demeter, the Company’s former Senior Vice President and Chief Information Officer, entered into a Separation Agreement and a General Release, each executed as of December 3, 2007 (collectively, the "Agreement"). Also, effective December 3, 2007, Mr. Demeter resigned as an employee of the Company.

As part of the Agreement, Mr. Demeter shall receive severance of $230,000, in equal installments no less frequently than once per month, which shall be completed prior to March 15, 2008. In addition, on February 22, 2008, 3,333 restricted stock units ("RSUs") from the February 22, 2005 grant shall vest as scheduled. On March 31, 2008, 813 RSUs and 813 performance-based restricted stock units ("PSUs") from the March 31, 2006 grant shall vest. Finally, on March 30, 2008, 948 RSUs and 948 PSUs (assuming target performance) from the March 30, 2007 grant shall vest.

In addition, except as set forth in the Agreement, the Employment Agreement between Mr. Demeter and the Company, dated as of October 28, 2005, terminates upon execution of the Agreement.

Item 9.01 Financial Statements and Exhibits.

10.1* Separation Agreement and General Release between Wright Express Corporation and Tod A. Demeter, executed on December 3, 2007

* Indicates that exhibit is filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

December 5, 2007	By:	/s/ Melissa Smith

Name: Melissa Smith
Title: CFO and Executive Vice President, Finance and Operations (principal financial officer)

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release between Wright Express Corporation and Tod A. Demeter, executed on December 3, 2007